UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported):
December 9, 2005

PINNACLE AIRLINES CORP.

(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization) Delaware	(Commission File Number) 001-31898	(I. R. S. Employer Identification No.) 03-0376558

(Address of principal executive offices) 1689 Nonconnah Blvd, Suite 111 Memphis, TN	(Zip Code) 38132

     Registrant’s telephone number, including area code
(901) 348-4100

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURE

Item 8.01 Other Events
On December 9, 2005, Pinnacle Airlines Corp. (“Pinnacle”) received a request for proposal (“RFP”) from Northwest Airlines, Inc. (“Northwest”). Under the RFP, Pinnacle and others are asked to submit proposals to operate a number of regional jets with capacity up to 76 seats comparable to the number of aircraft currently comprising Pinnacle’s fleet. It is unclear at this time what the intentions of Northwest might be as to the operation of its Airlink system, and as to Pinnacle in particular, in the context of its overall planning for emergence from bankruptcy. Pinnacle plans to seek more instructive communications with Northwest as to those plans.
On November 29, 2005, Northwest rejected the aircraft leases on 15 CRJ aircraft that Northwest subleased to Pinnacle, which Pinnacle had removed from operation in early November. The Airline Services Agreement between Northwest and Pinnacle provides for Pinnacle to lease from Northwest a minimum of 139 CRJ aircraft, thereby entitling Pinnacle to revenue associated with the fixed costs of a full complement of 139 aircraft. Northwest has notified Pinnacle that effective December 1, 2005, it does not intend to pay Pinnacle any amounts associated with these 15 CRJ aircraft.
Pinnacle is currently in negotiations with Northwest and Mesaba Aviation, Inc. (“Mesaba”) regarding the return of the 11 Saab Turboprop aircraft and two related engines that Pinnacle subleases to Mesaba. Based on these discussions, Pinnacle expects Mesaba to return these aircraft and engines to Pinnacle in January 2006. Pinnacle’s primary lease agreements with a third-party lessor require monthly rent payments of approximately $0.7 million and expire at various times between 2006 and 2009. During its third quarter, Pinnacle recorded an estimate of future sublease losses of $4.9 million representing the excess of Pinnacle’s future commitments under these lease agreements over sublease amounts the Company would expect to recover based on current market rates. Pinnacle will continue to monitor changes in current market rates which may require additional charges in its fourth quarter financial results. Pinnacle is currently seeking to remarket these aircraft and engines to another operator.
These matters may result in Pinnacle recording additional charges related to its balance sheet in the fourth quarter. Pinnacle is currently evaluating its legal alternatives, rights and remedies against Northwest and Mesaba with respect to these matters.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP. (Registrant)
By:	/s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer

December 9, 2005